                             AMERICAN WAGERING, INC.
                             2001 STOCK OPTION PLAN

American Wagering, Inc. (the "Company") hereby establishes and adopts the American Wagering, Inc. 2001 Stock Option Plan, as set forth in this document.

1. Purpose. The Plan is intended to recognize the contributions made to the Company or an Affiliate (as hereinafter defined) by employees of the Company or any Affiliate, members of the Board of Directors of the Company or any Affiliate, and certain consultants and advisors to the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or any Affiliate and to improve the ability of the Company or an Affiliate to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $.01 par value (the "Common Stock").

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
(a)  "Act"  means  the  Securities  Act  of  1933,  as  amended.
(b) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
     Section  424(e)  or  (f)  of  the  Code.
(c)  "Board  of  Directors"  means  the  Board  of  Directors  of  the  Company.
(d) "Change of Control" shall have the meaning set forth in Section 9 of the Plan.

                     AMERICAN WAGERING INCORPORATED
             675 Grier Drive, Las Vegas, Nevada, U.S.A. 89119-3738
                        * 702 735-5529 * FAX 735-0142

(e)  "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.
(f) "Committee" means the Board of Directors or, if applicable, the committee designated by the Board of Directors in accordance with the provisions of
     Section  3  of  the  Plan.
(g) "Disability" shall mean, in the case of an Optionee who is covered by a disability policy or plan paid for or provided by the Company, a condition which entitles the Optionee to benefits under the policy or plan or, if there is no such policy or plan covering the Optionee, "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.
(h)  "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.
(i) "Fair Market Value" shall have the meaning set forth in Section 8(b) of the Plan.
(j) "ISO" means an Option granted under the Plan which is an "incentive stock option" within the meaning of Section 422(b) of the Code.
(k) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an ISO.
(l) "Option" means either an ISO or a Non-qualified Stock Option granted by the Company under the Plan.
(m) "Optionee" means a person to whom an Option has been granted under the Plan.
(n) "Option Document" means the written document described in Section 8 of the Plan evidencing the Option and setting forth the terms and conditions upon which the Option is granted and upon which it may be exercised.
(o) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as determined pursuant to Section 8(b) of the Plan.
(p) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).
(q)  "Plan"  means  the  American  Wagering,  Inc.  2001  Stock  Option  Plan.
(r) "Shares" means the shares of Common Stock of the Company which are the subject of Options, except as the same may be modified pursuant to the terns of Section 10 of the Plan.

                                  Page 2 of 11
                                                                   Attachment A
                                                                  August 9, 2001

3.     Administration  of  the  Plan.

(a) Committee. The Plan shall be administered by the Board of Directors or a committee, either existing or newly formed, appointed by the Board of Directors which is intended, but not required, to be composed of two or more "outside directors" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board of Directors which shall also fill any vacancies in the membership of the Committee.

(b) Meetings. The Committee shall hold meetings at such times and places as it may determine and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof, and acts approved at a meeting or acts approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

(c) Grants. The Committee shall from time to time, in its discretion, direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee shall take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under the Plan, and of any Option Document, shall be final, binding and conclusive.

(d) Exculpation. No member of the Committee or of the Board of Directors shall be personally liable in such capacity for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, unless such member breaches or fails to perform the duties of his office under the Nevada law, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision, however, does not apply to the responsibility or liability of a member pursuant to any criminal statute, or to the liability of a member for the payment of the Company's taxes pursuant to local, state or federal law.

(e) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the

                                  Page 3 of 11
                                                                   Attachment A
                                                                  August 9, 2001
granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

(f) Limitations on Grants of Options to Consultants and Advisors. With respect to the grant of Options to consultants and advisors, bona fide services must be rendered by consultants and advisors, and such services must not be in connection with a capital raising transaction.

4. Grants under the Plan. Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee. More than one Option may be granted to any individual, and each such grant may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

5. Eligibility. All employees and members of the Board of Directors of, and consultants and advisors to, the Company or an Affiliate shall be eligible to receive Options hereunder.

6. Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted during any 12 month period pursuant to the Plan shall be the greater of: (1) $1 million in aggregate exercise price, (2) an aggregate exercise price equal to 15% of the Company's total assets, or (3) 15% of the issued and outstanding Common Stock of the Company, including shares previously issued under this Plan or other stock option plans created by the Company, subject to adjustment as provided in Section 10 of the Plan. The Shares shall be issued from either authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of further Option grants under the Plan.

7. Effectiveness; Term of the Plan. The Plan shall become effective (the "Effective Date") as of August 9, 2001, the date on which it was adopted by the Board of Directors. If the Plan is not approved by vote of a majority of the outstanding voting stock of the Company on or before December 31, 2002, no option granted pursuant to the Plan shall be an ISO and all Options granted under the Plan shall remain outstanding but shall not be treated as ISOs. No Option may be granted under the Plan after August 8, 2011 or the earlier termination of the Plan.
8. Option Documents and Terms. Each Option granted under the Plan shall be an ISO unless the Option shall specifically be designated as a Non-qualified Stock Option at the time of grant. If any ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. The grant of each Option under the Plan shall be evidenced by one or more Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall be executed by the Company as promptly as possible following such grant. Each

                                  Page 4 of 11
                                                                   Attachment A
                                                                  August 9, 2001

Option Document shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan, and the Option Document shall expressly state the provisions of the Plan or incorporate them by reference.

(a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. The maximum number of Shares for which Options may be granted to any single Optionee in any calendar year shall be 250,000 Shares, subject to adjustment as set forth in Section 10.

(b) Option Price. Each Option Document shall, subject to adjustment as provided in Section 10 of the Plan, state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Section 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or other quotation or reporting system or as reported in a customary financial reporting service, as applicable. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

(c) Exercise. An Option granted under the Plan may be exercised in whole or in part to the extent then exercisable under the terms of the Option Document and this Plan, provided that no Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise (on such form or forms as the Committee may prescribe for this purpose) and of payment in full (except as otherwise provided in Section 8(d) of the Plan) of the Option Price for the Shares to be purchased.

(d) Medium of Payment. Upon exercise of an Option, the aggregate Option Price for the Shares as to which the Option is being exercised shall, in the discretion of the Committee, be (i) paid in U.S. funds by cash (including a check, draft or wire transfer made payable to the order of the Company), or delivery of stock certificates for Shares of the Company's Common Stock, free of all liens, claims and encumbrances of every kind, and endorsed in

                                  Page 5 of 11
                                                                   Attachment A
                                                                  August 9, 2001
blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing Shares which have been held for more than six months (in which case the value of such Shares shall be deemed to be their Fair Market Value on the date of exercise of the Option), (ii) paid on a deferred basis upon such terms and conditions as the Committee in its discretion shall provide, (iii) deemed to be paid provided the notice of exercise of the Option is accompanied to the Committee's satisfaction by a copy of irrevocable instructions to a broker to promptly deliver to the Company an amount of sales or loan proceeds sufficient to pay the Option Price in full, or (iv) a combination of the foregoing. If any part of the Option Price is to be paid on a deferred basis, the Shares with respect to which payment is deferred shall be registered in the name of the Optionee, but the certificate representing such Shares shall serve as security to the Company for the payment of the Option Price and shall not be delivered to the Optionee until the Option Price for said Shares has been paid in full.

(e)     Termination  of  Options.

     (i) No Option or any unexercised installment thereof shall be exercisable after the first to occur of the following:

          A. Expiration of the Option term specified in the Option Document which, subject to earlier termination as hereinafter provided, shall not exceed (1) ten years from the date of grant or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly and/or by attribution under Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

          B. Expiration of three months from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or as otherwise specified in Subsection 8(e)(i)(D) or 8(e)(i)(E) below; provided, however, that such Option was exercisable on the date of termination of employment or service under the provisions of the Option Document or the Committee specifically waives the restrictions relating to exercisability, if any, contained in the Option Document.

          C. Expiration of one year from the date such employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death; provided, however, that such Option was exercisable on the date of termination of employment or service under the provisions of the Option Document or the Committee specifically waives the

                                  Page 6 of 11
                                                                   Attachment A
                                                                  August 9, 2001
               restrictions relating to exercisability, if any, contained in the Option Document. The determination of whether the termination of the Optionee's employment or service with the Company is due to Disability shall be made by the Committee, and such determination shall be final and binding on the Company and the Optionee;

          D. A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has committed an intentional or grossly negligent act detrimental to the interests of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

          E. The date, if any, set by the Board of Directors as an accelerated expiration date in the event of a Change of Control.

     (ii) Notwithstanding the Option termination provisions of Section 8(e)(i), the Committee, in it sole discretion, may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Section 8(e)(i)(A), provided that any change pursuant to this
          Section 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

(f) Transfers. Except as otherwise provided by law, no Option granted under the Plan may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee in its sole discretion may amend an outstanding Option to permit the transfer of such Option, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members.

                                  Page 7 of 11
                                                                   Attachment A
                                                                  August 9, 2001

(g) Limitation on ISO Grants. In no event shall the aggregate fair market value of the Shares of Common Stock (determined at the time an ISO is granted) with respect to which incentive stock options under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceed $100,000 or such greater sum as may here after be permitted under Section 422 of the Code.

(h) Other Provisions. Subject to the provisions of the Plan, each Option Document shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(i) Amendment. The Committee shall have the right to amend any Option Document issued to an Optionee to the extent the terms to be amended are within the Committee's discretion as provided in the Plan but subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to
Section  8(e)(i)(E)  or  Section  9  of  the  Plan,  as  applicable.

9. Change of Control. In the event of a Change of Control (as defined below), all Options then outstanding under the Plan immediately shall become vested and exercisable in full; provided that any acceleration of exercisability of options under this Section 9 which would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee. In addition, in the event of a Change of Control, the Committee may take whatever other action with respect to Options outstanding as it deems necessary or desirable, including without limitation, accelerating the expiration date of any Options. Any amendment to this Section 9 which diminishes the rights of Optionees shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;
(b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation other than, in either case, a merger or consolidation of the Company in which holders of Shares of Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which

                                  Page 8 of 11
                                                                   Attachment A
                                                                  August 9, 2001
voting securities are to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or
Section 14(d)(2) of the Exchange Act (other than (i) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (ii) any other person who, as of August 9, 2001, shall have been the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of outstanding shares of Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than 30% of the outstanding shares of Common Stock; or (e) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

10. Adjustments. In the event that a dividend shall be declared upon the Common Stock payable in Shares of Common Stock or if a stock split is declared with respect to the Common Stock, the number of Shares of Common Stock then subject to any Option outstanding under the Plan and the number of Shares reserved for the grant of Options pursuant to the Plan but not yet subject to an Option shall be adjusted by adding to each such Share the number of shares which would be distributable in respect thereof if such Shares had been outstanding on the date fixed for determining the stockholders of the Company entitled to receive such stock dividend or stock split. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split combination of shares, merger, consolidation or otherwise, there shall be substituted for each Share of Common Stock subject to any such Option and for each Share of Common Stock reserved for the grant of Options pursuant to the Plan but not yet subject to an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified above in this Section 10, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for the grant of Options pursuant to the Plan but not yet subject to an Option and of the Shares then subject to Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each Option outstanding thereunder. In the case of any such substitution or adjustment as provided for in this Section 10, the Option Price for each Share of stock or other security which shall have been substituted for each Share of Common Stock covered by an outstanding Option shall be adjusted appropriately to reflect such substitution or adjustment. No adjustment or substitution provided for in this
Section 10 shall require the Company to sell a fractional share of Common Stock, and the total substitution or adjustment with respect to each outstanding Option shall be limited

                                  Page 9 of 11
                                                                   Attachment A
                                                                  August 9, 2001
accordingly. Upon any adjustment made pursuant to this Section 10, the Company will, upon request, deliver to the Optionee a certificate of its Secretary setting forth the Option Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Option.

11. Amendment or Termination of the Plan. The Board of Directors may terminate the Plan in whole or in part at any time or amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company shall not (a) change the class of individuals eligible to receive an ISO, (b) increase the maximum number of Shares as to which Options may be granted (except as may be automatically adjusted based on changes to the number of issued and outstanding shares of the Company's Common Stock at any given time) or (c) make any other change or amendment to which stockholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. No amendment to the Plan, however, shall adversely affect any outstanding Option in any material respect without the consent of the Optionee.

12. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ or service of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity, and nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate the employment or service of an Optionee.

13. Withholding of Taxes. The Company shall deduct or withhold an amount sufficient to satisfy all Federal, state and local taxes required by law to be withheld with respect to any grant or exercise of an Option or other transaction under the Plan which gives rise to a withholding obligation and, in so doing, the Company shall by agreement with the Optionee or unilaterally take such action as it deems necessary or prudent to protect the Company's interest with respect to such withholding obligations. In the sole discretion of the Committee, and subject to such conditions or limitations as the Committee shall prescribe, an Optionee may satisfy the withholding obligation, in whole or in part, by electing to have the number of Shares to be issued upon exercise of an Option reduced by a number of Shares having a Fair Market Value equal to the desired withholding amount or by surrendering to the Company Shares which the Optionee has held for more than six months having an equivalent Fair Market Value. If the method of payment for the Shares is from a loan or sale by a broker of the Shares acquired on exercise of the Option, the withholding obligation shall be satisfied from the proceeds of such loan or sale.

14. Interpretation. It is the intent of the Company that transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) of the Exchange Act) satisfy the conditions of Rule 16b-3 promulgated under the Exchange Act. To the


                                  Page 10 of 11
                                                                   Attachment A
                                                                  August 9, 2001
extent that any provision of the Plan or action by the Committee would result in a conflict with or fail to comply with any such condition, such provision or action shall be deemed null and void as applied to such transactions to the extent permitted by applicable law and deemed advisable by the Company. In addition, with respect to employees subject to Section 162(m) of the Code, transactions under the Plan are intended to avoid the loss of a deduction under that Code section. Accordingly, to the extent any provision of the Plan or action by the Committee fails to comply with Section 162(m) of the Code to avoid the loss of a deduction, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Company.

15. Governing Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws and regulations and to such approvals by any governmental agency or national securities exchanges as may be required. To the extent not pre-empted by Federal law, the Plan and all Option Documents hereunder shall be construed in accordance with and governed by the laws of Nevada.


     IN WITNESS WHEREOF, the Company by its duly authorized officer, has caused the Plan to be executed this 9th day of August, 2001.


                         AMERICAN  WAGERING,  INC.




                         /s/  Victor Salerno
                         ---------------------------------------
                         By:  Victor Salerno
                         Its:  CEO/COO/Chairman  of  the  Board




                                  Page 11 of 11
                                                                   Attachment A
                                                                  August 9, 2001